Exhibit 99.2
SUPERVALU to Explore Separating Its Save-A-Lot Business

MINNEAPOLIS--(BUSINESS WIRE)-- SUPERVALU INC. (NYSE: SVU) today announced that it is exploring a separation of its Save-A-Lot business, and that as part of that process it has begun preparations to allow for a possible spin-off of Save-A-Lot into a stand-alone, publicly traded company.

“Save-A-Lot is a leading national hard discount retailer with over 1,300 total stores, comprised of approximately 430 corporate stores and approximately 900 stores operated by licensee owners, and we believe Save-A-Lot has significant growth potential. Over the last two and a half years, Save-A-Lot has repositioned its brand, refocused its efforts on fresh produce and meat, and remerchandised its stores and product offerings to better appeal to a broader group of customers,” said President and CEO Sam Duncan. “Today’s announcement reflects our commitment to continuing to explore ways to maximize value for our shareholders. We believe a separation of our Save-A-Lot business could allow Save-A-Lot, our Independent Business and our Retail Food banners to better focus on their respective operations, and pursue strategies specific to their business characteristics and growth potentials, for the benefit of our shareholders, customers, licensees and employees.”

No specific timetable for a separation has been set and there can be no assurance that a separation of Save-A-Lot will be completed or that any other change in the Company’s overall structure or business model will occur.

SUPERVALU has engaged Barclays and Greenhill to serve as financial advisors, and Wachtell, Lipton, Rosen and Katz as legal advisor, in connection with this possible separation.

SUPERVALU will host an analyst call at 9:00 a.m. central time today to discuss its first quarter results and this announcement regarding a possible separation of Save-A-Lot. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon).

About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,597 stores composed of 1,857 stores serviced primarily by the Company’s food distribution business; 1,335 Save-A-Lot stores, of which 902 are operated by licensee owners; and 197 traditional retail grocery stores (store counts as of June 20, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," “anticipates,” "expects," "projects," "plans," “intends” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including uncertainties as to the terms, timing or structure of any separation transaction and whether one will be consummated at all, the impact of any separation transaction on the businesses of SUPERVALU and the Save-A-Lot business on a standalone basis if the separation were to be completed, whether the operational and strategic benefits of a separation can be achieved and whether the costs and expenses of the separation can be controlled within expectations. Other factors include competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s, Inc. and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
Steve Bloomquist
952-828-4144
steve.j.bloomquist@supervalu.com

Media Contact
Jeff Swanson
952-903-1645
jeffrey.s.swanson@supervalu.com